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                                                                Exhibit 10.10


                            INDEMNIFICATION AGREEMENT

     This AGREEMENT is dated as of December 4, 1996 by and between Thermo Instrument Systems Inc., a Delaware corporation ("THI"), and Metrika Systems Corporation, a Delaware corporation ("Metrika"). As used herein Metrika shall mean Metrika Systems Corporation and its direct and indirect wholly owned subsidiaries.

     WHEREAS, Metrika was organized as a new wholly owned subsidiary of THI;

     WHEREAS, THI has agreed to contribute to the capital of Metrika all of the shares of capital stock that it holds of (i) Thermo Instrument Systems GmbH, a German corporation, (ii) Thermo Instrument Systems Ltd., a United Kingdom corporation, and (iii) Eberline Radiometrie SA, a French corporation, upon the completion of certain transactions (collectively, the "Transferred Business"); and

     WHEREAS, in connection therewith, THI is willing to indemnify and hold harmless Metrika as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

     1.   Indemnification by THI.
          -----------------------

          (a) THI agrees to indemnify and hold harmless Metrika from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by Metrika relating solely to the acts or omissions, or related to conduct, of the Transferred Businesses, including foreign operations thereof, that occurred prior to the date hereof.

          (b) Whenever any claim shall arise for indemnification hereunder, Metrika shall promptly notify THI of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to THI shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Metrika shall not settle or compromise any claim by a third party for which Metrika is entitled to indemnification hereunder without the prior consent of THI, unless suit shall have been instituted against Metrika and THI shall not have taken control of such suit after notification thereof as provided in Paragraph 1(c) of this Agreement.

          (c) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, THI at its sole cost and expense may, upon notice to Metrika, assume the defense of any such claim or legal proceeding if it acknowledges to Metrika its obligations to indemnify










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Metrika with respect to all such elements of such claim. Metrika shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If THI does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date THI is notified of such claim pursuant to Paragraph 1(b) hereof, (i) Metrika may defend against such claim or litigation, after giving notice of the same to THI, on such terms as are appropriate in Metrika's reasonable judgment, and
(ii) THI shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

     2.    Miscellaneous.
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          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that THI and Metrika may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void.

          (b) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by THI and Metrika.

          (c) Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

     If to Thermo Instrument:

          Thermo Instrument Systems Inc.
          504 Airport Road
          Santa Fe, New Mexico  87504-2108

     With a copy to:

          Thermo Electron Corporation
          81 Wyman Street
          Waltham, Massachusetts  02254
          Attention:  General Counsel

     If to Metrika:

          Metrika Systems Corporation
          5788 Pacific Center Boulevard
          San Diego, CA 92121



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     With a copy to:

          Thermo Electron Corporation
          81 Wyman Street
          Waltham, Massachusetts  02254
          Attention:  General Counsel

provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

          (d) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

          (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          (g) This Agreement is the joint work product of the parties hereto, and, therefore, in the case of an ambiguity no inference shall be drawn to the detriment of either party.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


THERMO INSTRUMENT SYSTEMS INC.              METRIKA SYSTEMS CORPORATION


By:                                         By:
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Title:                                      Title:
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